UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Information Statement
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☒	Definitive Information Statement

Voya Partners, Inc.

(Registrant)

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF AN INFORMATION STATEMENT
Relating to
VY® Invesco Oppenheimer Global Portfolio (formerly, VY® Oppenheimer Global Portfolio)
(a series of Voya Partners, Inc.)
7337 East Doubletree Ranch Road, Suite 100
Scottsdale, AZ 85258-2034
1-800-262-3862
This communication (the “Notice”) presents only an overview of a more complete Information Statement that is available to you on the internet relating to VY® Invesco Oppenheimer Global Portfolio (the “Portfolio”), a series of Voya Partners, Inc. (the “Registrant”). The Information Statement details a change of control of OppenheimerFunds, Inc. (“Oppenheimer”) and execution of a new sub-advisory agreement (“New Sub-Advisory Agreement”) between Voya Investments, LLC (the “Adviser”) and Invesco Advisers, Inc., the Portfolio’s sub-adviser.
At a meeting held on March 14, 2019, the Board of Directors of the Registrant (the “Board”) approved a new sub-advisory agreement for the Portfolio in connection with the change of control of Oppenheimer, the sub-adviser to the Portfolio. A prospectus supplement describing these and other changes was mailed to shareholders on or about June 27, 2019.
The execution of the New Sub-Advisory Agreement for the Portfolio was effected in accordance with an exemptive order (the “Order”) that the U.S Securities and Exchange Commission granted to the Registrant permitting the Adviser to enter into and materially amend sub-advisory agreements with unaffiliated and certain affiliated sub-advisers solely with Board approval, subject to certain conditions, and without obtaining shareholder approval. Consequently, the Registrant is not soliciting proxies to approve this change. The Order does, however, require that an information statement be provided to you containing much of the same information that would have been included in a proxy statement soliciting approval of a new sub-advisory agreement. In lieu of physical or electronic mail delivery of the Information Statement (other than on request as described below), the Portfolio will make the Information Statement available to you online.
The Information Statement will be available to review on the Internet at http://www.proxyvote.com/voya until October 31, 2019. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Portfolio at the address or phone number listed above. If you want to receive a paper or email copy of the Information Statement, you must request one no later than August 2, 2020.

INFORMATION STATEMENT
August 2, 2019
VY® Invesco Oppenheimer Global Portfolio (formerly, VY® Oppenheimer Global Portfolio)
(a series of Voya Partners, Inc.)
7337 East Doubletree Ranch Road, Suite 100
Scottsdale, AZ 85258-2034
1-800-262-3862
VY® Invesco Oppenheimer Global Portfolio is not asking you for a proxy regarding the sub-advisory agreement and you are requested not to send a proxy with respect to this Information Statement.

INTRODUCTION
Why did you send me this booklet?
This booklet includes an information statement (“Information Statement”) for VY® Invesco Oppenheimer Global Portfolio (the “Portfolio”), in which you have an interest. This Information Statement is furnished in connection with the approval of a new sub-advisory agreement for the Portfolio. The Portfolio is a separate series of Voya Partners, Inc. (the “Registrant”). This Information Statement will be provided on or about August 2, 2019 to shareholders of record as of the close of business on June 28, 2019 (the “Record Date”).
How can I obtain more information about the Portfolio?
Should you have any questions about the Portfolio, please do not hesitate to contact Shareholder Services toll free at 1-800-262-3862. A copy of the current prospectus, Statement of Additional Information (“SAI”), annual report, and semi-annual report is available, without charge, on the Internet at www.individuals.voya.com/literature or by contacting the Portfolio at:
Voya Investment Management
7337 East Doubletree Ranch Road, Suite 100
Scottsdale, AZ 85258-2034
1-800-262-3862

NOTICE OF NEW SUB-ADVISORY AGREEMENT
What is happening?
At a meeting held on March 14, 2019, the Board of Directors of the Registrant (the “Board”) approved a sub-advisory agreement for the Portfolio with Invesco Advisers, Inc. in connection with the change of control of OppenheimerFunds, Inc. (“Oppenheimer”), the sub-adviser to the Portfolio. A prospectus supplement describing these and other changes was mailed to shareholders on or about June 27, 2019.
The Portfolio and Voya Investments, LLC (“Voya Investments” or the “Adviser”) have obtained an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”) that permits the Adviser to enter into a sub-advisory agreement with one or more sub-advisers, including certain affiliated sub-advisers, on behalf of a fund that it manages without obtaining shareholder approval of the new agreement subject to certain conditions, including that the Adviser furnishes shareholders of an affected fund with certain information about the new sub-advisory agreement or agreements. This Information Statement is intended to comply with that condition.
Who is the Sub-Adviser?
Effective May 24, 2019, Invesco Ltd. finalized an acquisition (the “Transaction”) of Oppenheimer. Prior to May 24, 2019 Oppenheimer was an indirect wholly-owned subsidiary of Massachusetts Mutual Life Insurance Company. The Transaction resulted in a change of control of Oppenheimer and therefore an assignment, as such term is defined for purposes of the Investment Company Act of 1940, as amended (the “1940 Act”), and the automatic termination of the Portfolio’s sub-advisory agreement (“Prior Sub-Advisory Agreement”) previously in place with Oppenheimer. Effective May 24, 2019, the Adviser entered into a new sub-advisory agreement (“New Sub-Advisory Agreement”) with Invesco Advisers, Inc. (the “Sub-Adviser” or “Invesco”), an indirect wholly-owned subsidiary of Invesco Ltd., on the same terms, with the same compensation structure and with the same portfolio management team as was in place under the Portfolio’s Prior Sub-Advisory Agreement with Oppenheimer. Please see Appendix A for a listing of the names, addresses, and the principal occupations of the principal executive officers of the Sub-Adviser.
Invesco Advisers, Inc.
Invesco is a registered investment adviser and is an indirect wholly-owned subsidiary of Invesco Ltd., a publicly traded company that, through its subsidiaries, engages in the business of investment management on an international basis. The principal address of Invesco is 1555 Peachtree Street, N.E., Atlanta, Georgia 30309. As of May 31, 2019, Invesco had approximately $1.16 trillion in assets under management.
The following individual is responsible for the day-to-day management of the Portfolio.
John Delano, CFA, Portfolio Manager, joined Invesco and/or its affiliates in 2019. Prior to 2019, Mr. Delano was a Vice President and Director of Equity Research, Global Team and Portfolio Manager of Oppenheimer, a global asset management firm. Mr. Delano has been associated with Oppenheimer since 2007.
How did this change affect the management of the Portfolio?
As the portfolio management team remains the same, there were no changes that affected the management of the Portfolio.
Were there changes to the name of the Portfolio, its investment objective, or principal investment strategies?
In connection with the Transaction, the name of the Portfolio was changed from VY® Oppenheimer Global Portfolio to VY® Invesco Oppenheimer Global Portfolio. There were no changes to the Portfolio’s investment objective or principal investment strategies.
What are the terms of the New Sub-Advisory Agreement?
The terms of the New Sub-Advisory Agreement did not change from the Prior Sub-Advisory Agreement with Oppenheimer. A form of the New Sub-Advisory Agreement is included in Appendix B.
The Prior Sub-Advisory Agreement with Oppenheimer was last approved by the Board on November 16, 2018.
What factors did the Board consider?
Section 15(c) of the 1940 Act provides that an investment company such as the Registrant, on behalf of the Portfolio, can enter into a new sub-advisory contract only if the Board, including a majority of the Board members who have no direct or indirect interest in the Portfolio’s sub-advisory contracts, and who are not “interested persons” of the Portfolio, as such term is defined under the 1940 Act (the “Independent Directors”), approve the new arrangement. Thus, at a meeting on March 14, 2019, the Board considered a proposal by management that the Adviser enter into the New Sub-Advisory Agreement between the Adviser and Invesco for the Portfolio. Discussed below are certain factors that the Board considered at its meeting on March 14, 2019, in determining whether to approve the New Sub-Advisory Agreement.
The Portfolio is subject to the 1940 Act, which provides that any sub-advisory agreement must terminate automatically upon its “assignment.” As used in the 1940 Act, the term assignment includes any transfer of a controlling block of outstanding voting securities of an adviser or the parent company of an adviser. Such a transfer is referred to herein as a “Change of Control.”

At its March 14, 2019 meeting, the Board was informed that Massachusetts Mutual Life Insurance Company, an indirect corporate parent of Oppenheimer, had entered into an agreement to sell its interests in Oppenheimer to Invesco Ltd., which would result in a Change of Control of Oppenheimer and constitute an “assignment” (as defined in the 1940 Act) of the Prior Sub-Advisory Agreement under which Oppenheimer provided services to the Portfolio. Oppenheimer and the Sub-Adviser requested that the Board approve the New Sub-Advisory Agreement, pursuant to which the Sub-Adviser would succeed Oppenheimer as the sub-adviser to the Portfolio following the Change of Control and was expected to use the same portfolio management team as Oppenheimer. In light of the foregoing, at its in-person meeting on March 14, 2019, the Board approved the New Sub-Advisory Agreement to replace the Prior Sub-Advisory Agreement upon the Change of Control.
The decision by the Board, including a majority of the Independent Directors, to approve the New Sub-Advisory Agreement was based on a determination by the Board that it would be in the best interests of the shareholders of the Portfolio for the same portfolio management team to continue managing the Portfolio, without interruption, after the Change of Control. Prior to its approval of the New Sub-Advisory Agreement, the Board reviewed, among other matters, the quality, extent and nature of the services provided by Oppenheimer under the Prior Sub-Advisory Agreement and to be provided by the Sub-Adviser under the New Sub-Advisory Agreement. In considering the New Sub-Advisory Agreement at its March 14, 2019 meeting, the Board placed emphasis on the information provided to it previously in connection with the Board’s annual review of the Prior Sub-Advisory Agreement and the sub-advisory contracts with the Sub-Adviser for other Voya funds (“Existing Invesco Agreements”), which were most recently approved for continuation at the in-person meeting of the Board held on November 16, 2018. At that meeting, the Board concluded, in light of all factors it considered, to renew the Prior Sub-Advisory Agreement and Existing Invesco Agreements and that the fee rates set forth in the Prior Sub-Advisory Agreement were fair and reasonable. Among other factors, the Board considered: (1) the nature, extent and quality of services provided and to be provided under the Prior Sub-Advisory Agreement and Existing Invesco Agreements; (2) the extent to which economies of scale are reflected in fee rate schedules under the Prior Sub-Advisory Agreement; (3) a comparison of the Portfolio’s fee rate, expense ratio, and investment performance to those of similar funds; and (4) the existence of any “fall-out” benefits to Oppenheimer and its affiliates from Oppenheimer’s relationship with the Portfolio and to the Sub-Adviser and its affiliates from the Sub-Adviser’s relationship with other Voya funds.
A further description of the process that the Board followed in approving the Prior Sub-Advisory Agreement and Existing Invesco Agreements on November 16, 2018, including the information reviewed, certain material factors considered and certain related conclusions reached, is set forth in their respective Annual Reports, each dated December 31, 2018, under the section titled “ADVISORY CONTRACT APPROVAL DISCUSSION.”
In connection with its approval of the New Sub-Advisory Agreement at its meeting on March 14, 2019, the Board also considered information provided by the Sub-Adviser regarding the Transaction and the New Sub-Advisory Agreement. In this regard, the Board took into account the considerations set out below.
1) The Sub-Adviser’s description of the Transaction and the impact thereof on the Sub-Adviser’s business.
2) The Sub-Adviser’s representation that it expected to provide the same nature, extent and quality of services to the Portfolio as those provided by Oppenheimer.
3) The Sub-Adviser’s representations that, following the Transaction, the Sub-Adviser expects to manage the Portfolio using the same investment philosophy, process and portfolio management team. Accordingly, the Board considered that it had already reviewed the Portfolio’s performance in connection with the November 2018 renewal of the Prior Sub-Advisory Agreement.
4) The Board considered the Sub-Adviser’s representation that the terms of the New Sub-Advisory Agreement, including the fees payable thereunder, are substantially similar to the terms of the Prior Sub-Advisory Agreement. The Board also considered the differences between the proposed fee schedule under the New Sub-Advisory Agreement and those charged by the Sub-Adviser to any accounts managed pursuant to a similar investment strategy and the reasons therefor.
5) The “fall-out” benefits the Sub-Adviser expected to receive from the Portfolio, including the use of soft-dollar benefits and the potential use of an affiliated broker-dealer to execute trades.
6) The fee schedule under the New Sub-Advisory Agreement, as with the Prior Sub-Advisory Agreement, includes breakpoints.
7) The Sub-Adviser’s representations that there were no other material changes or developments relating to the information provided by the Sub-Adviser in connection with the November 2018 renewal.
The Board did not consider the anticipated profitability of the Sub-Adviser under the New Sub-Advisory Agreement because it did not view this data as essential to its deliberations, given the arm’s-length nature of the relationship between the Adviser and each of the Sub-Adviser and Oppenheimer, which are unaffiliated with the Adviser, with respect to the negotiation of sub-advisory fee rates.
Based on the foregoing and other relevant considerations, at an in-person meeting of the Board held on March 14, 2019, the Board, including a majority of the Independent Directors, voted to approve the New Sub-Advisory Agreement. In this connection, the Board concluded that, in light of all factors considered, the terms of the New Sub-Advisory Agreement, including the fee rate schedule, were fair and reasonable, and the New Sub-Advisory Agreement should be approved so as to enable a continuation without interruption of the services being provided by the Portfolio’s portfolio management team. The Board noted that no one factor was determinative of its decisions which, instead, were premised upon the totality of factors considered. The Board also noted that different Board members likely placed emphasis on different factors in reaching their individual conclusions to vote in favor of the New Sub-Advisory Agreement.

GENERAL INFORMATION ABOUT THE INFORMATION STATEMENT
Who are the service providers to the Portfolio?
Voya Investments, LLC
Voya Investments, an Arizona limited liability company, has overall responsibility for the management of the Portfolio. Voya Investments oversees all investment advisory and portfolio management services and assists in managing and supervising all aspects of the general day-to-day business activities and operations of the Portfolio, including custodial, transfer agency, dividend disbursing, accounting, auditing, compliance and related services. Voya Investments is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment adviser.
The Adviser is an indirect, wholly-owned subsidiary of Voya Financial, Inc. Voya Financial, Inc. is a U.S.-based financial institution whose subsidiaries operate in the retirement, investment, and insurance industries. Voya Investments' principal office is located at 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona 85258. As of June 30, 2019, Voya Investments managed approximately $86.3 billion in assets.
Please see Appendix A for a listing of the names, addresses, and principal occupations of the principal executive officers of the Adviser and the Sub-Adviser. Please see Appendix C for a list of officers and Directors of the Portfolio that are employees of the Adviser. For services provided under the investment advisory agreement, the Portfolio paid $11,665,039 in advisory fees to the Adviser for the fiscal year ended December 31, 2018.
Voya Investments Distributor, LLC
The Distributor is a Delaware limited liability company with its principal offices at 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona 85258. The Distributor is an indirect, wholly-owned subsidiary of Voya Financial, Inc. and is an affiliate of the Adviser.
The Distributor is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). To obtain information about FINRA member firms and their associated persons, you may contact FINRA at www.finra.org or the Public Disclosure Hotline at 1-800-289-9999.
For services provided under the distribution agreement, the Portfolio paid $1,170,830 to the Distributor for the fiscal year ended December 31, 2018. For the fiscal year ended December 31, 2018, the Portfolio paid no brokerage fees to an affiliate.
Can shareholders submit proposals for consideration in a future Proxy Statement?
The Portfolio is not required to hold annual meetings and currently does not intend to hold such meetings unless shareholder action is required in accordance with the 1940 Act. A shareholder proposal to be considered for inclusion in a proxy statement at any subsequent meeting of shareholders must be submitted in a reasonable time before a proxy statement for that meeting is printed and mailed. Whether a proposal is submitted in a proxy statement will be determined in accordance with applicable federal and state laws.
Why did my household only receive one copy of this Information Statement?
Only one copy of this Information Statement may be mailed to each household, even if more than one person in the household is a shareholder of record, unless the Portfolio has received contrary instructions from one or more of the household’s shareholders. If a shareholder needs an additional copy of this Information Statement, please contact Shareholder Services at 1-800-262-3862. If in the future, any shareholder does not wish to combine or wishes to recombine the mailing with household members, please inform the Portfolio in writing at 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona 85258-2034 or via telephone at 1-800-262-3862.
Who pays for this Information Statement?
The Sub-Adviser will pay the expenses incurred in connection with this Information Statement, including the printing, mailing, legal, and out-of-pocket expenses. These expenses are estimated to be $325,000.
How many shares were outstanding as of the Record Date?
As of June 28, 2019, the following shares of beneficial interest of the Portfolio were outstanding:
Class	Shares Outstanding
ADV	5,668,002.432
I	55,557,681.952
R6[1]	0.00
S	8,930,162.555
S2	235,686.411
Total	70,391,533.350
1	As of June 28, 2019, Class R6 shares of the Portfolio had not commenced operations.

Appendix D lists the persons that, as of June 28, 2019, owned beneficially or of record 5% or more of the outstanding shares of the Portfolio. To the best of the Portfolio’s knowledge, as of June 28, 2019, no Director or officers owned 1% or more of the outstanding shares of the Portfolio. As of June 28, 2019, none of the Independent Directors nor their immediate family members owned any shares of the Adviser or principal underwriter or of any entity controlling, controlled by, or under common control with the Adviser or principal underwriter (not including registered investment companies).

APPENDIX A: PRINCIPAL EXECUTIVE OFFICERS
Executive Officers of Voya Investments, LLC
7337 E. Doubletree Ranch Road, Suite 100
Scottsdale, Arizona 85258
Name and Title
Michael Bell – Chief Executive Officer
Dina Santoro – President
James M. Fink – Managing Director
Stanley D. Vyner – Executive Vice President and Chief Investment Risk Officer
Kimberly A. Anderson – Senior Vice President and Assistant Secretary
Micheline S. Faver – Vice President and Chief Compliance Officer
Todd Modic – Senior Vice President
Huey P. Falgout, Jr. – Senior Vice President and Secretary
Executive Officers of Invesco Advisers, Inc.
1555 Peachtree Street, N.E.
Suite 1800
Atlanta, GA 30309
Name and Title
Gregory McGreevey – Director, President and Chief Executive Officer
Kevin Carome – Director
Loren Starr – Director
Colin Meadows – Director
Andrew Schlossberg – Director, Senior Vice President
Robert Leveille – Chief Compliance Officer
Annette Lege – Chief Accounting Officer, Chief Financial Officer and Treasurer

APPENDIX B: FORM OF SUB-ADVISORY AGREEMENT
SUB-ADVISORY AGREEMENT, effective as of May 24, 2019, between Voya Investments, LLC (the “Adviser”), a limited liability company organized and existing under the laws of the State of Arizona, and Invesco Advisers, Inc. (the “Sub-Adviser”), a corporation organized and existing under the laws of the State of Delaware.
WHEREAS, the Adviser has entered into an Investment Management Agreement, effective as of May 1, 2017 (the “Management Agreement”) with Voya Partners, Inc. (“Company”), which is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940 (“1940 Act”);
WHEREAS, the Company is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies and limitations, and intends to offer shares of additional series in the future;
WHEREAS, the Company shareholders are and will be (1) separate accounts maintained by insurance companies for variable life insurance policies and variable annuity contracts (the “Policies”) under which income, gains, and losses, whether or not realized, from assets allocated to such accounts are, in accordance with the Policies, credited to or charged against such accounts without regard to other income, gains, or losses of such insurance companies, (2) qualified pension and retirement plans outside the separate account context, (3) the Company’s investment advisers and their affiliates; and (4) the investment adviser of certain affiliated open-end management investment companies registered under the 1940 Act or any of the Adviser’s affiliates;
WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940 (“Advisers Act”); and
WHEREAS, pursuant to the authority granted to the Adviser in the Management Agreement, the Adviser wishes to retain the Sub-Adviser to furnish investment advisory services to one or more of the series of the Company and the Sub-Adviser is willing to furnish such services;
NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:
1.	Appointment. Adviser hereby appoints the Sub-Adviser as its investment Sub-Adviser to the series of the Company set forth on Schedule A hereto (each a “Portfolio” collectively, the “Portfolios”) for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.
In the event the Company designates one or more Portfolios other than the Portfolios with respect to which the Company and the Adviser wish to retain the Sub-Adviser to render investment sub-advisory services hereunder, it shall promptly notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall so notify the Company and Adviser in writing, whereupon such portfolio shall become a Portfolio hereunder, and be subject to this Agreement.
2.	Duties of the Sub-Adviser.
A.	Investment Sub-Advisory Services. Subject to the supervision of the Company’s Board of Directors (the “Board”) and the Adviser, the Sub-Adviser shall act as the investment Sub-Adviser and shall supervise and direct the investments of the Portfolio in accordance with its investment objectives, policies, and restrictions as provided in the Company’s Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the “Prospectus”), and such other limitations as the Company may impose by notice in writing to the Sub-Adviser. The Sub-Adviser (1) shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and individual securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of each Portfolio in a manner consistent with each Portfolio’s investment objective, policies, and restrictions, (2) manage each Portfolio so that it meets the income and asset diversification requirements of Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”), (3) manage each Portfolio so that no action or omission on the part of the Sub-Adviser shall cause a Portfolio to fail to comply with the diversification requirements of Section 817(h) of the Code, and the regulations issued thereunder, and (4) manage each Portfolio in compliance with the requirements applicable to registered investment companies under applicable laws and those requirements applicable to both regulated investment companies and segregated asset accounts under Subchapters M and L of the “Code”. To implement its duties, the Sub-Adviser is hereby authorized to:
(i)	buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds, and other securities or assets on behalf of each Portfolio; and
(ii)	place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Sub-Adviser may select.
B.	Sub-Adviser Undertakings. In all matters relating to the performance of this Agreement, the Sub-Adviser shall act in conformity with the Company’s Articles of Incorporation, Bylaws, and current Prospectus and with the written instructions and directions of the Board and the Adviser. The Sub-Adviser hereby agrees to:
(i)	regularly (but no less frequently than quarterly) report to the Board and the Adviser (in such form as the Adviser and Sub-Adviser mutually agree) with respect to the implementation of the investment program and, in addition, provide such statistical information and special reports concerning the Portfolio and/or important developments materially affecting the investments held, or contemplated to be purchased, by the Portfolio, as may reasonably be requested by the Board or the Adviser and agreed to by the Sub-Adviser, including attendance at Board meetings, as reasonably requested, to present such information and reports to the Board, provided however, that both parties note the Sub-Adviser does not maintain the official books and records of the Portfolio, and any information provided pursuant to this position by the Sub-Adviser will be based on information in its possession and/or model portfolios;
(ii)	provide reasonable assistance to the Company’s pricing agent or the Adviser regarding the valuation of securities that are not registered for public sale, not traded on any securities markets, or otherwise may be deemed illiquid for purposes of the 1940 Act and for which market quotations are not readily available, provided, however, that the parties acknowledge that the Sub-Adviser is not the fund accounting agent for the Portfolio and is not responsible for pricing determinations or calculations and any information provided pursuant to this position by the Sub-Adviser will be provided for information purposes only;
(iii)	provide any and all information, records and supporting documentation about accounts the Sub-Adviser manages that have investment objectives, policies, and strategies substantially similar to those employed by the Sub-Adviser in managing the Portfolio that may be reasonably necessary, under applicable laws, to allow the Company or its agent to present historical performance information concerning the Sub-Adviser’s similarly managed accounts, for inclusion in the Company’s Prospectus and any other reports and materials prepared by the Company or its agent, in accordance with regulatory requirements, noting, however, that the Sub-Adviser does not maintain composite performance information;
(iv)	establish appropriate personnel contacts with the Adviser and the Company’s Administrator in order to provide the Adviser and Administrator with information as reasonably requested by the Adviser or Administrator; and
(v)	execute account documentation, agreements, contracts and other documents as the Adviser shall be requested by brokers, dealers, counterparties and other persons to execute in connection with its management of the assets of the Portfolio, provided that the Sub-Adviser receives the express agreement and consent of the Adviser and/or the Board to execute such documentation, agreements, contracts and other documents. The Adviser’s express consent and agreement shall be deemed granted to the extent the Sub-Adviser is acting in accordance with the Company’s registration statement as may be amended from time to time. In such respect, and only for this limited purpose, the Sub-Adviser shall act as the Adviser and/or the Portfolio’s agent and attorney-in-fact.
Notwithstanding the above, with respect to any investments, including futures contracts and options on futures contracts (“futures”), which are permitted to be made by the Sub-Adviser, the Adviser hereby authorizes and directs the Sub-Adviser to sign all required account documents required by a broker-dealer or a futures commission merchant, which will permit the Sub-Adviser to establish the trading account(s) in the name of the Portfolio at such firm and to carry out its trading strategies with respect to such investments. The Company and the Adviser each acknowledges and understands that it will be bound by any such trading accounts established by the Sub-Adviser for such trading purposes.
C.	Expenses.
(i)	The Sub-Adviser, at its expense, will furnish:
(1)	all necessary investment and management facilities and investment personnel, including salaries, expenses and fees of any personnel required for it to faithfully perform its duties under this Agreement; and
(2)	administrative facilities, including bookkeeping, clerical personnel and equipment required for it to faithfully and fully perform its duties and obligations under this Agreement.
(ii)	The Sub-Adviser shall not be responsible for any of the following expenses of the Company or the Portfolio:
(1)	Expenses of all audits by the Company’s independent public accountants;
(2)	Expenses of the Company’s transfer agent(s), registrar, dividend disbursing agent(s), and shareholder recordkeeping services;
(3)	Expenses of the Company’s custodial services, including recordkeeping services provided by the custodian;
(4)	Expenses of obtaining quotations for calculating the value of the Portfolio’s net assets;
(5)	Expenses of obtaining Portfolio activity reports;
(6)	Expenses of maintaining the Portfolio’s tax records;
(7)	Salaries and other compensation of any of the Company’s executive officers and employees;
(8)	Taxes, if any, levied against the Company or any of its series;
(9)	Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Portfolio;
(10)	Costs, including the interest expenses, of borrowing money for the Portfolio;
(11)	Costs and/or fees incident to meetings of the Company’s shareholders; the preparation and mailings of prospectuses and reports of the Company to its shareholders, provided that such costs and/or fees are not incurred due to the actions of the Sub-Adviser; the filing of reports with regulatory bodies; the maintenance of the Company’s existence; and the registration of shares with federal and state securities or insurance authorities;
(12)	The Company’s legal fees, including the legal fees related to the registration and continued qualification of the Company’s shares for sale;
(13)	Costs of printing stock certificates, if any, representing Shares of the Company;
(14)	Directors’ fees and expenses of directors of the Company;
(15)	The Company’s or the Portfolio’s pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums;
(16)	The Company’s association membership dues, if any;
(17)	Extraordinary expenses of the Company as may arise, including expenses incurred in connection with litigation, proceedings and other claims and the legal obligations of the Company to indemnify its directors, officers, employees, shareholders, distributors, and agents with respect thereto; and
(18)	The Company’s organizational and offering expenses and, if applicable, reimbursement (with interest) of underwriting discounts and commissions.
D.	The Sub-Adviser will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein (including, to the extent permitted by applicable law, any broker affiliated with the Subadviser). The Sub-Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. The Sub-Adviser is directed at all times to seek to execute brokerage transactions for the Portfolio in accordance with such policies or practices as may be established by the Board and the Adviser and described in the current Prospectus as amended from time to time. In placing orders for the purchase or sale of investments for the Portfolio, in the name of the Portfolio or their nominees, the Sub-Adviser shall use its best efforts to obtain for the Portfolio the most favorable price and best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.
Subject to the appropriate policies and procedures approved by the Adviser and the Board, the Sub-Adviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, cause the Portfolio to pay a broker or dealer that provides brokerage or research services to the Sub-Adviser, an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Sub-Adviser’s overall responsibilities to the Portfolio or its other advisory clients. To the extent authorized by Section 28(e) and the Adviser and the Board, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.
E.	The Sub-Adviser will not accept directed brokerage instructions from the Adviser. Notwithstanding this provision and consistent with best execution, the Sub-Adviser shall make reasonable efforts to use brokers that participate in any commission recapture or reduction program that benefits the Portfolios.
F.	On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of a Portfolio as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, and subject to the Adviser approval of the Sub-Adviser procedures, may, but shall be under no obligation to, aggregate the orders for securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients.
G.	With respect to the provision of services by the Sub-Adviser hereunder, the Sub-Adviser will maintain all accounts, books and records with respect to each Portfolio as are required of an investment adviser of a registered investment company pursuant to the 1940 Act and the Advisers Act and the rules under both statutes.
H.	The Sub-Adviser and the Adviser acknowledge that the Sub-Adviser is not the compliance agent for the Portfolio, and does not have access to all of the Company’s books and records necessary to perform certain compliance testing. However, to the extent that the Sub-Adviser has agreed to perform the services specified in this Agreement, the Sub-Adviser shall perform compliance testing with respect to the Portfolio based upon information in its possession and upon information and written instructions received from the Adviser or the Administrator and shall not be held in breach of this Agreement so long as it performs in accordance with such information and instructions. The Adviser or Administrator shall promptly provide the Sub-Adviser with copies of the Company’s Articles of Incorporation, Bylaws, current Prospectus and any written policies or procedures adopted by the Board applicable to the Portfolio and any amendments or revisions thereto.
I.	The Sub-Adviser will have no duty to vote any proxy solicited by or with respect to the issuers of securities in which assets of the Portfolios are invested unless the Adviser gives the Sub-Adviser written instructions to the contrary. If provided with such notice, the Sub-Adviser will vote proxies for the Portfolio according to the Sub-Adviser’s voting policies. The Sub-Adviser will immediately forward any proxy solicited by or with respect to the issuers of securities in which assets of the Portfolios are invested to the Adviser or to any agent of the Adviser designated by the Adviser in writing.

The Sub-Adviser will make appropriate personnel available for consultation for the purpose of reviewing with representatives of the Adviser and/or the Board any proxy solicited by or with respect to the issuers of securities in which assets of the Portfolios are invested. Upon request, the Sub-Adviser will submit a written voting recommendation to the Adviser for such proxies. In making such recommendations, the Sub-Adviser shall use its good faith judgment to act in the best interests of the Portfolios. The Sub-Adviser shall disclose to the best of its knowledge any conflict of interest with the issuers of securities that are the subject of such recommendation including whether such issuers are clients or are being solicited as clients of the Sub-Adviser or of its affiliates.
J.	The Sub-Adviser hereby authorizes the Adviser to use the Sub-Adviser’s name and any applicable trademarks in the Company’s Prospectus, as well as in any advertisement or sales literature used by the Adviser or its agents, to promote the Company and/or to provide information to shareholders of the Portfolio.
During the term of this Agreement, the Adviser shall furnish to the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Company or the public, which refer to the Sub-Adviser or its clients in any way, prior to the use thereof, and the Adviser shall not use any such materials if the Sub-Adviser reasonably objects within three business days (or such other time as may be mutually agreed) after receipt thereof. The Adviser shall ensure that materials prepared by employees or agents of the Adviser or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with the prospectus and those materials previously approved by the Sub-Adviser.
K.	The Adviser shall furnish the Sub-Adviser with any further documents, materials or information that the Sub-Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.
L.	The Sub-Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio, whether on a relative or absolute basis.
M.	The Portfolios have adopted policies to identify and prevent investors in the Portfolio from market timing the purchase and sale of the Portfolio’s shares or engaging in arbitrage activity to the material detriment of long-term investors in the Portfolios.
N.	All necessary country registrations that are material to the operation of the Portfolios will be in place by the Sub-Adviser’s management start date so that the Sub-Adviser can invest each Portfolio’s assets consistent with the comparable Invesco fund’s investments. If such registrations are not in place, the Adviser acknowledges the Sub-Adviser will allocate those portions of the Portfolio to cash.
3.	Compensation of Sub-Adviser. For the services provided to each Series, the Adviser will pay the Sub-Adviser an annual fee equal to the amount specified for such Series in Schedule A hereto, payable monthly in arrears. The fee will be appropriately prorated to reflect any portion of a calendar month that this Agreement is not in effect among the parties. In accordance with the provisions of the Management Agreement, the Adviser is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Adviser.
4.	Liability of Sub-Adviser. Neither the Sub-Adviser nor any of its directors, officers, employees or agents shall be liable to the Adviser or the Company for any loss or expense suffered by the Adviser or the Company resulting from its acts or omissions as Sub-Adviser to the Portfolio, except for losses or expenses to the Adviser or the Company resulting from willful misconduct, bad faith, or gross negligence in the performance of, or from reckless disregard of, the Sub-Adviser’s duties under this Agreement. Neither the Sub-Adviser nor any of its agents shall be liable to the Adviser or the Company for any loss or expense suffered as a consequence of any action or inaction of other service providers to the Company in failing to observe the instructions of the Adviser, provided such action or inaction of such other service providers to the Company is not a result of the willful misconduct, bad faith or gross negligence in the performance of, or from reckless disregard of, the duties of the Sub-Adviser under this Agreement.
5.	Non-Exclusivity. The services of the Sub-Adviser to the Portfolios and the Company are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, provided, however, that the Sub-Adviser may not consult with any other sub-adviser of the Company concerning transactions in securities or other assets for any investment portfolio of the Company, including the Portfolios, except that such consultations are permitted between the current and successor sub-advisers of the Portfolios in order to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act.
6.	Adviser Oversight and Cooperation with Regulators. The Adviser and Sub-Adviser shall cooperate with each other in providing records, reports and other materials to regulatory and administrative bodies having proper jurisdiction over the Company, the Adviser and the Sub-Adviser, in connection with the services provided pursuant to this Agreement; provided, however, that this agreement to cooperate does not apply to the provision of information, reports and other materials which either the Sub-Adviser or Adviser reasonably believes the regulatory or administrative body does not have the authority to request or which is privileged or confidential information of the Sub-Adviser or Adviser.
7.	Records. The Sub-Adviser hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company’s or the Adviser’s request in compliance with the requirements of Rule 31a-3 under the 1940 Act, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.
In the event of the termination of this Agreement and the Company’s or the Adviser’s request, such records shall promptly be returned to the Company by the Sub-Adviser free from any claim or retention of rights therein; provided however, that the Sub-Adviser may, at its own expense, make and retain copies thereof.

Each party to this Agreement shall keep confidential any nonpublic information concerning the other party’s (or any Sub-Adviser’s) duties hereunder and shall disclose such information only if the non-disclosing party has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities.
8.	Duration of Agreement. With respect to each Series identified as a Portfolio on Schedule A hereto as in effect on the date of this Agreement, unless earlier terminated with respect to any Portfolio this Agreement shall continue in full force and effect through November 30, 2017. Thereafter, unless earlier terminated with respect to a Portfolio, the Agreement shall continue in full force and effect with respect to each such Portfolio for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Directors of the Company, or (ii) the vote of a majority of the outstanding voting shares of the Portfolio (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Directors of the Company who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Company or the Adviser, cast in person at a meeting called for the purpose of voting on such approval.
With respect to any Portfolio that is added to Schedule A hereto as a Portfolio after the date of this Agreement, the Agreement shall become effective on the later of (i) the date Schedule A is amended to reflect the addition of such Portfolio as a Portfolio under the Agreement or (ii) the date upon which the shares of the Portfolio are first sold to the public, subject to the condition that the Company’s Board of Directors, including a majority of those Directors who are not interested persons (as such term is defined in the 1940 Act) of the Adviser, and the shareholders of such Portfolio, shall have approved this Agreement. Unless terminated earlier as provided herein with respect to any such Portfolio, the Agreement shall continue in full force and effect for a period of two years from the date of its effectiveness (as identified above) with respect to that Portfolio. Thereafter, unless earlier terminated with respect to a Portfolio, the Agreement shall continue in full force and effect with respect to each such Portfolio for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Directors of the Company, or (ii) vote of a majority of the outstanding voting shares of such Portfolio (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Directors of the Company who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Company or the Adviser, cast in person at a meeting called for the purpose of voting on such approval.
9.	Representations of Sub-Adviser. The Sub-Adviser represents, warrants, and agrees as follows:
A.	The Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.
B.	The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Adviser and the Company with a copy of such code of ethics, together with evidence of its adoption.
C.	The Sub-Adviser has provided the Adviser and the Company with a complete copy of its Form ADV as most recently filed with the SEC and hereafter will furnish a copy of its annual amendment to the Adviser.
10.	Provision of Certain Information by Sub-Adviser. The Sub-Adviser will promptly notify the Adviser in writing of the occurrence of any of the following events:
A.	the Sub-Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;
B.	the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Company;
C.	the portfolio manager of a Portfolio changes or there is otherwise a “change in control” (as that phrase is interpreted under the 1940 Act and the Advisers Act) or management of the Sub-Adviser, provided notice is sufficient if sent by e-mail to the contact person listed in Section 14.
11.	Provision of Certain Information by the Adviser. The Adviser will promptly notify the Sub-Adviser in writing of the occurrence of any of the following events:
A.	the Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;
B.	the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Company;
C.	a controlling stockholder of the Adviser changes or there is otherwise an actual change in control or management of the Adviser.
12.	Termination of Agreement. This Agreement may be terminated with respect to any Portfolio covered by this Agreement: (a) by the Adviser at any time, upon sixty (60) days’ written notice to the Sub-Adviser and the Company, (b) at any time without payment of any penalty by the Company, by the Company’s Board or a majority of the outstanding voting securities of each Portfolio, upon sixty (60) days’ written notice to the Adviser and the Sub-Adviser, or (c) by the Sub-Adviser upon three (3) months’ written notice unless the Company or the Adviser requests additional time to find a replacement for the Sub-Adviser, in which case the Sub-Adviser shall allow the additional time requested by the Company or Adviser not to exceed three (3) additional months beyond the initial three-month notice period; provided, however, that the Sub-Adviser may terminate this Agreement at any time without penalty, effective upon written notice to the Adviser and the Company, in the event either the Sub-Adviser (acting in good faith) or the Adviser ceases to be registered as an investment adviser under the Advisers Act or otherwise becomes legally incapable of providing investment management services pursuant to its respective contract with the Company, or in the event the Adviser becomes bankrupt or otherwise incapable of carrying out its obligations under this Agreement, or in the event that the Sub-Adviser does not receive compensation for its services from the Adviser or the Company as required by the terms of this Agreement.
This Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act). In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 4, 6, 7 and 15 of this Agreement shall remain in effect, as well as any applicable provision of this Section numbered 12 and, to the extent that only amounts are owed to the Sub-Adviser as compensation for services rendered while the Agreement was in effect, Section 3.
13.	Amendment of Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement shall be effective until approved as required by applicable law.
14.	Notices. Any written notice required by or pertaining to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.
If to the Adviser:
Voya Investments, LLC
7337 East Doubletree Ranch Road
Suite 100
Scottsdale, AZ 85258
Attention: Huey P. Falgout, Jr., Chief Counsel
Telephone: (480) 477-2666
Facsimile: (480) 477-2775
If to the Sub-Adviser:
Invesco Advisers, Inc.
11 Greenway Plaza, Suite 1000
Houston, TX 77046
Tel: 713-626-1919
With a copy to:
Invesco Legal
Attn: General Counsel
At the same address
15.	Confidentiality. Any information and advice furnished by any party to this Agreement to the other party or parties shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as required by law, rule or regulation.
16.	Use of Names.
A.	It is understood that the name “Voya Investments, LLC” or any trademark, trade name, service mark, or logo, or any variation of such trademark, service mark, or logo of the Adviser or its affiliates, including but not limited to the mark “Voya®” (collectively, the “Voya Marks”) is the valuable property of the Adviser and/or its affiliates, and that the Sub-Adviser has the right to use such Voya Marks only with the prior approval of the Adviser, which shall not be unreasonably withheld, and only so long as the Sub-Adviser is a sub-adviser to the Company and/or the Series. In the event that the Sub-Adviser is no longer the Sub-Adviser to the Company and/or the Series, or upon the termination of the Management Agreement between the Company and the Adviser without its replacement with another agreement, or the earlier request of the Adviser, the Sub-Adviser shall, as soon as is reasonably possible, discontinue all use of the Voya Marks.
B.	It is understood that the name “Invesco Advisers, Inc.,” or any trademark, trade name, service mark, or logo, or any variation of such trademark, trade name, service mark, or logo of the Sub-Adviser or its affiliates (collectively, the “Invesco Marks”) are the valuable property of the Sub-Adviser and its affiliates and that the Company and/or the Series have the right to use such Invesco Marks in the names of the Series and in offering materials of the Company only with the approval, which shall not be unreasonably withheld, of the Sub-Adviser and only for so long as the Sub-Adviser is a sub-adviser to the Company and/or the Series. In the event that the Sub-Adviser is no longer the Sub-Adviser to the Company and/or the Series, or upon the termination of the Management Agreement between the Company and the Adviser without its replacement with another agreement, or the earlier request of the Sub-Adviser, the Adviser shall, as soon as is reasonably possible, discontinue all use of the Invesco Marks.
17.	Miscellaneous.
A.	Governing Law. This Agreement shall be construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws principles thereof, and with the 1940 Act. To the extent that the applicable laws of the State of Maryland conflict with the applicable provisions of the 1940 Act, the latter shall control.

B.	Captions. The Captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
C.	Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties concerning management of the Portfolio and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.
D.	Interpretation. Nothing herein contained shall be deemed to require the Company to take any action contrary to its Articles of Incorporation, Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Company.
E.	Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, releases or orders of the SEC validly issued pursuant to the Act. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” “broker,” “investment adviser,” “net assets,” “sale,” “sell,” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, release or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, release, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, release, or order.
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APPENDIX C: INTERESTED DIRECTOR AND OFFICERS OF THE PORTFOLIO
Name and Title of the Interested Director and each Officer of the Portfolio
Michael Bell – Chief Executive Officer
Dina Santoro – Interested Director, President
Stanley D. Vyner – Executive Vice President, Chief Investment Risk Officer
James M. Fink – Executive Vice President
Kevin M. Gleason – Chief Compliance Officer
Todd Modic – Senior Vice President, Chief/Principal Financial Officer, Assistant Secretary
Kimberly A. Anderson – Senior Vice President
Robert Terris – Senior Vice President
Fred Bedoya – Vice President and Treasurer
Maria M. Anderson – Vice President
Sara M. Donaldson – Vice President
Micheline S. Faver – Vice President
Robyn L. Ichilov – Vice President
Jason Kadavy – Vice President
Andrew K. Schlueter – Vice President
Craig Wheeler – Vice President
Monia Piacenti – Anti-Money Laundering Officer
Huey P. Falgout, Jr. – Secretary
Paul A. Caldarelli – Assistant Secretary
Theresa K. Kelety – Assistant Secretary

APPENDIX D: BENEFICIAL OWNERSHIP AS OF THE RECORD DATE
The following table provides information about the persons or entities who, to the knowledge of the Portfolio, owned beneficially or of record 5% or more of any class of the Portfolio’s outstanding shares as of June 28, 2019.
Name and Address of Shareholder	Percent of Class of Shares and Type of Ownership	Percentage of Fund
Voya Institutional Trust Company One Orange Way Windsor, CT 06095-4773	89.20% Class ADV; 7.3% Class I; 5.1% Class S; Beneficial	13.6%
Reliastar Life Insurance Company FBO SVUL 1 Attn: Jill Barth Conveyor TN-41 One Orange Way Windsor, CT 06095	7.9% Class I; Beneficial	6.2%
Voya Retirement Insurance and Annuity Company Attn: Valuation Unit TN-41 One Orange Way B3N Windsor, CT 06095	9.8% Class ADV; 82.6% Class I; 19.4% Class S; 99.9% Class S2; Beneficial	68.8%
Voya Insurance and Annuity Company 1475 Dunwoody Drive West Chester, PA 19380-1478	72.4% Class S; Beneficial	9.2%
Voya Retirement Insurance and Annuity Company, a Connecticut corporation, may be deemed a control person of the Portfolio. Voya Retirement Insurance and Annuity Company is an indirect wholly-owned subsidiary of Voya Financial, Inc.